Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2014, except for Note 17, as to which the date is July 11, 2014, in the Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of IntersectENT, Inc. dated July 18, 2014.

/s/ Ernst & Young LLP

Redwood City, California

July 18, 2014